Exhibit 99.1
Centessa Pharmaceuticals Announces Appointment of Dr. Mathias Hukkelhoven
to its Board of Directors

BOSTON and LONDON, July 1, 2022 – Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients, today announced the appointment of Mathias Hukkelhoven, Ph.D., formerly Senior Vice President, Global Regulatory, Safety & Biometrics at Bristol Myers Squibb (BMS), to its Board of Directors. In addition, the Company announced that Aaron Kantoff has resigned from the Company’s Board, but will remain actively involved with the Company as an advisor. Both changes are effective July 1, 2022.

“I am very pleased to welcome Math to Centessa’s Board of Directors. Math’s deep industry experience in leading global regulatory and development efforts for novel therapeutics will be extremely valuable as we continue to advance our rare disease and immuno-oncology pipeline of potential best-in-class medicines for patients,” said Saurabh Saha, MD, PhD, Chief Executive Officer of Centessa. “I would also like to thank Aaron for his significant contributions to the Centessa Board which have helped progress our business from inception through our successful IPO to where we are today.”

“I’m excited to join the Centessa Board at such a pivotal time for the Company,” said Dr. Hukkelhoven. “I have been impressed by Centessa’s leadership team, vision, and exciting portfolio, and I look forward to working with the Board and the team to advance these potential therapies through proof of concept readouts with the ultimate goal of fulfilling unmet needs for patients.”

Dr. Hukkelhoven is an experienced global regulatory and drug development leader. He previously served as Senior Vice President, Global Regulatory, Safety & Biometrics at BMS and was also responsible for the R&D Group in BMS China and the Clinical Pharmacology and Pharmacometrics group. In these roles, Dr. Hukkelhoven was accountable for setting regulatory strategy and driving execution of global regulatory and pharmacovigilance plans for BMS. Prior to joining BMS, Dr. Hukkelhoven held the role of Chairman Portfolio Stewardship Board at Novartis Pharmaceutics and served as the Senior Vice President, Global Head Drug Regulatory Affairs at Novartis from 2001 to 2009. He also worked at Hoffmann LaRoche (Switzerland) and Organon (The Netherlands). Dr. Hukkelhoven has served as chairperson of the Regulatory Affairs Coordinating Committee at PhRMA, and recently as a PhRMA negotiator for the PDUFA VII negotiations with the U.S. Food and Drug Administration (FDA). Dr. Hukkelhoven received his BS and PhD with honors in Biology and Biochemistry from the University of Nijmegen, the Netherlands. Dr. Hukkelhoven also serves on the Board of Directors of Compugen Ltd, and is a Senior Advisor to McKinsey and an R&D Strategy Advisor to LianBio.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company with an R&D innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications in rare diseases and immuno-oncology. We are led by a management team with extensive R&D experience, providing direct guidance to our program teams to rapidly advance our candidates from research through all stages of development. For more information, visit www.centessa.com, which does not form part of this release.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements regarding the expected benefits of Dr. Hukkelhoven’s service on the Board of Directors of Centessa; statements related to the Company’s ability to deliver impactful medicines to patients; the ability of our key executives to drive execution of the Company’s portfolio of programs; our asset-centric business model and the intended advantages and benefits thereof; and research and clinical development plans and the timing thereof. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing products and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine war and risks related to the ongoing COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and our other reports, which are on file with the U.S. Securities and Exchange Commission. We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Kristen K. Sheppard, Esq.
SVP of Investor Relations
investors@centessa.com